Exhibit 99.1

Palantir Announces Update Regarding Outstanding Shares of Common Stock and Shares Permitted to Be Sold Under Lock-Up Agreements

September 25, 2020

DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. today announced that, as of September 24, 2020, there were 1,050.1 million shares of Palantir’s Class A common stock outstanding, 598.7 million shares of Class B common stock outstanding, and 1.0 million shares of Class F common stock outstanding, including shares that are permitted to be sold under Palantir’s market standoff or lock-up agreements.

Only shares of Class A common stock will be listed for trading on the New York Stock Exchange. Each outstanding share of Class B common stock is convertible, at any time, at the option of the holder, into one share of Class A common stock. Trading of shares of Class A common stock is expected to commence on the New York Stock Exchange next Wednesday, September 30, 2020.

As of September 24, 2020, there were an aggregate of 461.2 million shares of common stock that will be permitted to be sold starting on the first day of trading pursuant to Palantir’s market standoff or lock-up agreements. These 461.2 million shares consisted of (i) an aggregate of 393.1 million shares of common stock, including shares issuable upon exercise of outstanding stock options, and (ii) an aggregate of 68.1 million shares of common stock issuable upon vesting of restricted stock units in connection with the listing (“RSUs”).

The outstanding RSUs, which are held by current and former employees and other service providers, are expected to vest and settle into an aggregate of 68.1 million shares of Class A common stock in connection with the listing. Of these shares, approximately 25.8 million shares are expected to be sold throughout the first day of trading to fund personal tax withholding and remittance obligations arising in connection with the RSUs.

In addition, certain record holders of Palantir’s common stock and stock options that are subject to market standoff agreements with Palantir have not signed Palantir’s lock-up agreement and are therefore not permitted to sell any shares during the lock-up period, which is expected to continue until the start of the third trading day following the date of public disclosure of Palantir’s financial results for the year ending December 31, 2020 (the “lock-up period”). If such record holders sign the lock-up agreement, as of September 24, 2020, up to an additional 27.9 million shares of common stock, including shares issuable upon exercise of outstanding stock options, would be able to be sold during the lock-up period, subject to certain exceptions.

Prospectus

Palantir has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC“) that registers for resale shares of Class A common stock and that was declared effective by the SEC on September 22, 2020. Copies of the prospectus related to the registration statement may be obtained from Palantir Technologies Inc., c/o Investor Relations, 1555 Blake Street, Suite 250, Denver, Colorado 80202, or by email at investors@palantir.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, the Company’s expected listing on the New York Stock Exchange on September 30, 2020, the number of shares of Palantir’s common stock that may be issued upon vesting and settlement of Palantir’s RSUs in connection with the listing, and Palantir’s market standoff and lock-up agreements with holders of its equity securities. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concern our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur or could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our long and unpredictable sales cycle; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the complexity and lengthy implementation process for our platforms; our ability to successfully develop and deploy new technologies to address the needs of our customers; our ability to maintain and enhance our brand and reputation; news or social media coverage of the Company, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to customer or third-party data. Additional information regarding these and other risks and uncertainties that could cause events and circumstances discussed in this press release to differ materially from the Company’s expectations is included in our registration statement on Form S-1, as filed with, and declared effective by, the SEC. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors are included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Contacts

Investor Relations

Rodney Nelson

investors@palantir.com

Media

Lisa Gordon

media@palantir.com